Exhibit 99.1

SUBSCRIPTION AGREEMENT

Destiny Minerals Inc.
246 Horsham Avenue
North York, Ontario
Canada M2N 2A6

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Destiny Minerals Inc. (the “Company”) at a price of $0.02 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Emad Petro solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Petro.

     MAKE CHECK PAYABLE TO: DESTINY MINERALS INC.

     Executed this _____ day of ___________________, 2008.

	______________________________________________	______________________________________________

	______________________________________________	Signature of Purchaser

______________________________________________
Address of Purchaser

______________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.02	=	US$
	Number of Shares Purchased		Total Subscription Price

Form of Payment:	Cash: ________________ Check #:	____________	Other: _____________________

DESTINY MINERALS INC.

By: _________________________________________

Title: ________________________________________